UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

TALPHERA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 Gateway Drive, Suite 175 San Mateo, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TLPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Unregistered Sale of Securities

Securities Purchase Agreement

On March 31, 2025, Talphera, Inc., or Talphera, entered into a securities purchase agreement, or the Purchase Agreement, with several institutional investors and a member of management (collectively, the Purchasers), relating to the issuance and sale in a private placement in three separate tranches of (i) shares of its common stock, par value $0.001 per share and (ii) pre-funded warrants to purchase shares of common stock. At the first closing of the private placement on April 2, 2025, we issued and sold to the Purchasers:

●	3,405,118 shares of common stock; and

●
Pre-funded warrants to purchase up to an aggregate of 4,999,316 shares of common stock at an exercise price of $0.001 per share. The pre-funded warrants are exercisable immediately following the first closing and have an unlimited term and an exercise price of $0.001 per share.

The aggregate gross proceeds to Talphera from the first closing of the private placement were approximately $4.9 million, before deducting placement agent fees and other estimated expenses payable by Talphera, and excluding the proceeds, if any, from the exercise of the pre-funded warrants issued at the first closing.

The second closing of the private placement will occur if we announce the enrollment of at least 17 patients in our Niyad NEPHRO CRRT study and following such announcement the average volume weighted average price of our common stock for each of the immediately subsequent five (5) trading days is at least $0.7325 per share. At the second closing, we expect to issue and sell to the Purchasers:

●	3,405,118 shares of common stock; and

●
Pre-funded warrants to purchase up to an aggregate of 4,999,316 shares of common stock at an exercise price of $0.001 per share. The pre-funded warrants will be exercisable immediately following the second closing and have an unlimited term and an exercise price of $0.001 per share.

The aggregate gross proceeds to Talphera from the second closing of the private placement are expected to be approximately $4.9 million, before deducting placement agent fees and other estimated expenses payable by Talphera, and excluding the proceeds, if any, from the exercise of the pre-funded warrants issued at the second closing.

The third closing of the private placement will occur if we announce the enrollment of at least 35 patients in our Niyad NEPHRO CRRT study and following such announcement the average volume weighted average price of our common stock for each of the immediately subsequent five (5) trading days is at least $0.7325 per share. At the third closing, we expect to issue and sell to the Purchasers:

●	3,405,118 shares of common stock; and

●
Pre-funded warrants to purchase up to an aggregate of 4,999,316 shares of common stock at an exercise price of $0.001 per share. The pre-funded warrants will be exercisable immediately following the third closing and have an unlimited term and an exercise price of $0.001 per share.

The aggregate gross proceeds to Talphera from the third closing of the private placement are expected to be approximately $4.9 million, before deducting placement agent fees and other estimated expenses payable by Talphera, and excluding the proceeds, if any, from the exercise of the pre-funded warrants issued at the third closing.

The Purchase Agreement contains customary representations, warranties and agreements by Talphera, customary conditions to closing, and indemnification obligations of Talphera and the Purchasers. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of a specific date, were solely for the benefit of the parties to the respective Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.

The forms of Purchase Agreement and pre-funded warrant are filed as Exhibits 10.1 and 10.3, hereto, respectively. The foregoing descriptions of the terms of the Purchase Agreement and the pre-funded warrants, are qualified in their entirety by reference to such exhibits.

Registration Rights Agreement

On March 31, 2025, we also entered into a registration rights agreement with the Purchasers, or the Registration Rights Agreement, pursuant to which we have agreed to file registration statements under the Securities Act of 1933, as amended, or the Securities Act, with the Securities and Exchange Commission, or the SEC, covering the resale of the shares of common stock to be issued in the private placement and the shares of common stock underlying the pre-funded warrants no later than 45 days following the applicable closing date, and to use reasonable best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days following the applicable closing date in the event of a “full review” by the SEC.

The form of Registration Rights Agreement is filed as Exhibit 10.2 hereto. The foregoing description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to such exhibit.

Item 3.02 Unregistered Sale of Securities

The information contained above in Item 1.01 relating to the private placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Purchase Agreement, the offering and sale of the securities described above are being offered and sold in a private placement under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of Talphera.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated March 31, 2025 by and between Talphera, Inc. and the Purchasers

10.2	Form of Registration Rights Agreement, dated March 31, 2025, by and between Talphera, Inc. and the Purchasers

10.3	Form of pre-funded warrant (April 2025)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2025	Talphera, Inc.

	By:	/s/ Raffi Asadorian
	Name:	Raffi Asadorian
	Title:	Chief Financial Officer